      As filed with the Securities and Exchange Commission on May 21, 1997
                                                    REGISTRATION NO. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         ------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         ------------------------------

                              STEEL DYNAMICS, INC.
    (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS ARTICLES OF INCORPORATION)

                          -----------------------------

                    Indiana                                   3312                            35-1929476
(State or other jurisdiction of incorporation)    (Primary standard industrial    (IRS Employer Identification No.)
                                                   classification code number)

                               4500 COUNTY ROAD 59
                              BUTLER, INDIANA 46721
                                 (219) 868-8000
          (Address, including zip code and telephone number, including area code of Registrant's principal executive offices)

                          -----------------------------

                        1996 INCENTIVE STOCK OPTION PLAN

                          -----------------------------

                                 KEITH E. BUSSE
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              STEEL DYNAMICS, INC.
                               4500 COUNTY ROAD 59
                              BUTLER, INDIANA 46721
                                 (219) 868-8000
                (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
               NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                          -----------------------------

                                    COPY TO:
                             ROBERT S. WALTERS, ESQ.
                                BARRETT & MCNAGNY
                              215 EAST BERRY STREET
                            FORT WAYNE, INDIANA 46802
                                 (219) 423-9551

                        --------------------------------

                         CALCULATION OF REGISTRATION FEE

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
=========================================================================================================
                                                     PROPOSED              PROPOSED
                                 NUMBER OF           MAXIMUM                MAXIMUM           AMOUNT OF
   TITLE OF EACH CLASS OF       SHARES TO BE    OFFERING PRICE PER         AGGREGATE         REGISTRATION
 SECURITIES TO BE REGISTERED     REGISTERED          SHARE(1)          OFFERING PRICE(2)          FEE
---------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value    1,403,000       $20.0625               $27,767,344           $8,414.35

=========================================================================================================
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   (1) Applicable only to the 1,309,377 shares not yet subject to granted options. See note 2.

   (2) Estimated Pursuant to Rule 457(h)(1) solely for the purpose of calculating the registration fee, on the basis of the price at which the 93,623 already optioned shares are exercisable, and on the basis of the average of the high and low prices for the Common Stock as reported on the NASDAQ national market system on May 16, 1997 for the balance of the shares.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

            The documents containing the information specified in Part I will be sent or given to employees/optionees as specified in Rule 428(b)(1) and, together with the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, shall be intended to constitute a Prospectus that meets the requirements of Section 10(a) of the Securities Act. The foregoing documents are not required to be filed and are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

            The following documents, which have been filed by Steel Dynamics, Inc. (the "Company" or the "Registrant") with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference:

            (a) The Company's final Prospectus, dated November 21, 1996, filed pursuant to the Company's Registration Statement on Form S-1 (Registration No. 333-12521).

            (b) The Company's Form 10-K Annual Report for its fiscal year ended December 31, 1996, filed March 31, 1997.

            (c) The Company's Form 10-Q Quarterly Report for its fiscal quarter ended March 31, 1997, filed May 14, 1997.

            (d) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 1996, the end of the Company's fiscal year.

            (e) The Company's 1996 Incentive Stock Option Plan and Form of Grant Letter, attached as Exhibit 10.19 to the Company's Amendment No. 3 to its Form S-1 Registration Statement under the Securities Act of 1933 (Registration No. 333-12521), effective November 21, 1996, except that, for purposes of Section 6.2 of the Plan, to correct a typographical error in certain applicable dates, the "second Grant Date" should read "May 21, 1997" and subsequent "Grant Dates" should read "twice annually, on November 21 for the six (6) month period May 21 through November 20, and on May 21 for the six
                        (6) month period November 21 through May 20, and except that an additional "Vice President" position category is added with a semi-annual "Grant Value" of $45,000.00.

            All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to the 1996 Incentive Stock Option Plan have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated herein by reference and shall be deemed to be a part hereof, from the date of filing of such documents.

            Any statement contained in a document incorporated by reference herein or in an exhibit hereto shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which is also incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

ITEM 4.  DESCRIPTION OF SECURITIES.

            Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

            On the filing date of this Registration Statement, Robert S. Walters, a partner in Barrett & McNagny, counsel to the Company, beneficially owned 1.6% of the equity units of Heavy Metal, L.C., the beneficial owner of approximately 13% of the Company's Common Stock. Certain other members of Barrett & McNagny also beneficially owned shares of the Company's Common Stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            The Company's Amended and Restated Articles of Incorporation (the "Articles") limit the liability of directors and officers by providing that the Company shall indemnify a person made a party to a proceeding, because that person is or was a director or officer, against liability incurred in the proceeding, as well as expenses (including counsel fees), if the person's conduct was in good faith, and if he or she reasonably believed, in the case of "official conduct" with the Company, that his or her conduct was in the Company's best interests (or at least that the conduct was not opposed to the Company's best interests), and, in the case of any criminal proceeding, that the individual either had reasonable cause to believe that the conduct was lawful, or had no reasonable cause to believe that the conduct was unlawful. Indemnification against reasonable expenses incurred by a director or officer is also required in any case in which that person, having been made a party to a proceeding because he or she was a director or officer, has been wholly successful, on the merits or otherwise, in the defense of such action. These provisions prohibit indemnity if a director or officer is found liable in a proceeding by the Company (or in a stockholder derivative action on behalf of the Company) against the director or officer, or in connection with a proceeding in which the director or officer has been adjudged liable for having improperly received a personal benefit in his or her capacity as a director.

            A director's conduct with respect to an employee benefit plan, for a purpose the director reasonably believed to be in the interests of the participants in and beneficiaries of the plan, is conduct which complies with the indemnification standard set forth in the Articles.

            An indemnification determination may be made by the Company's Board of Directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding, or, if such a quorum cannot be obtained, by majority vote of a committee duly designated by the Board of Directors (in which deliberations the interested directors may participate) consisting solely of two or more directors not at the time parties to the proceeding, or by a determination by special legal counsel engaged by the Board of Directors. Shareholders, by majority vote (excluding shares owned by or voted under the control of directors who are at the time parties to the proceeding) may also order indemnification, as well as a court, upon application by the director or officer seeking indemnification, if the court determines that the director or officer is fairly and reasonably entitled to indemnification in view of all of the relevant circumstances (whether or not that person met the other standards set forth in the Articles). The Articles state that it is intended that indemnification be granted to the full extent permissible under the law, except for matters as to which indemnification would be in contravention of the laws of the State of Indiana or the United States of America, whether as a matter of public policy or pursuant to any statutory provision. The underlying statutory standard for director liability in Indiana is broad, providing that a director is not liable for any action taken as a director, or any failure to take any action, unless the director has breached or failed to perform the duties of the director's office, and the breach or failure to perform constitutes willful misconduct or recklessness.

            The Company maintains officers' and directors' liability insurance which insures, subject to policy limits and retention amounts, against liabilities that officers and directors of the Company may incur in their respective capacities.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

            Not Applicable.

ITEM 8.  EXHIBITS.

            See Index to Exhibits on page 7 of this Registration Statement.

ITEM 9.  UNDERTAKINGS.

            (a)         The undersigned Registrant hereby undertakes:

                        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                                    (i)         To include any prospectus
                                                required by Section 10(a)(3) of
                                                the Securities Act of 1933; and

                                    (ii)        To reflect in the Prospectus any
                                                facts or events arising after
                                                the effective date of the
                                                Registration Statement (or the
                                                most recent post-effective
                                                amendment thereof) which,
                                                individually or in the
                                                aggregate, represent a
                                                fundamental change in the
                                                information set forth in the
                                                Registration Statement;

                                    (iii)       To include any material
                                                information with respect to the
                                                plan of distribution not
                                                previously disclosed in the
                                                Registration Statement or any
                                                material change to such
                                                information in the Registration
                                                Statement; provided, however,
                                                that clauses (i) and (ii) do not
                                                apply if the Registration
                                                Statement is on Form S-3, Form
                                                S-8, or Form F-3, and the
                                                information required to be
                                                included in a post-effective
                                                amendment by those clauses is
                                                contained in periodic reports
                                                filed with or furnished to the
                                                Commission by the Registrant
                                                pursuant to Section 13 or
                                                Section 15(d) of the Securities
                                                Exchange Act of 1934 that are
                                                incorporated by reference in the
                                                Registration Statement.

                        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liabilities under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors or officers of the Company pursuant to the Articles, or otherwise, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director or officer in a successful defense of any action, suit or proceeding) is asserted by such director or officer in connection with the securities being registered hereunder, the Company will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Butler, Indiana, on the 21, day of May, 1997.


                                        STEEL DYNAMICS, INC.


                                        By /s/
                                           -------------------------------
                                           Keith E. Busse
                                           President and Chief Executive Officer



            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

                                        /s/
Date:       May 21, 1997               ---------------------------------------
                                        Keith E. Busse, President and Chief
                                        Executive Officer and Director
                                        (Principal Executive Officer)

                                        /s/
Date:       May 21, 1997               ----------------------------------------
                                        Tracy L. Shellabarger, Vice President
                                        and Chief Financial Officer and Director
                                        (Principal Financial and Accounting
                                        Officer)

                                        /s/
Date:       May 21, 1997               ----------------------------------------
                                        Mark D. Millett, Vice President of
                                        Melting and Casing and Director

                                        /s/
Date:       May 21, 1997               ----------------------------------------
                                        Richard P. Teets, Jr., Vice President of
                                        Rolling and Finishing and Director


Date:       May 21, 1997                /s/
                                        ---------------------------------------
                                        Paul B. Edgerley, Director


Date:       May 21, 1997                /s/
                                       ----------------------------------------
                                        William D. Strittmatter, Director

                                        /s/
Date:       May 21, 1997               ----------------------------------------
                                        Leonard Rifkin, Director

Date:       May 21, 1997                /s/
                                        ________________________________________
                                        John C. Bates, Director


Date:       May 21, 1997                /s/
                                        ----------------------------------------
                                        William Laverack, Jr., Director


Date:       May 21, 1997                /s/
                                        ----------------------------------------
                                        Jurgen Kolb, Director

                                INDEX TO EXHIBITS


       Exhibit Number                           Description of Document
       --------------                           -----------------------
            5.1                                 Opinion of Barrett & McNagny

            23.1                                Consent of Deloitte & Touche LLP
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